Slide 18

Projected Financials

	2Q05	3Q05	4Q05	FY05	FY06

Revenues	$677,000	$975,000	$1,253,000	$3,724,814	$9,824,000
Costs of Revenues		699,000	879,000	2,672,000	6,692,000
Gross Profit		276,000	374,000	1,115,000	3,132,000
SG&A Expense		554,000	560,000	2,363,000	2,496,000
Income (Loss) from Operations		(278,000)	(186,000)	(1,310,186)	636,000
Other Expenses		300,000	300,000	1,467,000	800,000
Net Profit (Loss)		$(578,000)	$(486,000)	$(2,777,186)	$(164,000)

Key Drivers:

•

Strong organic growth driven by increased market awareness and market share gains

•

Opportunistic acquisitions

•

Shift in the customer acquisition mix away from direct to consumer